Exhibit 5.1

HALE AND DORR LLP
COUNSELLORS AT LAW

www.haledorr.com
60 STATE STREET    •    BOSTON, MA 02109
617-526-6000    •    FAX 617-526-5000

November 26, 2002

Staples, Inc.
500 Staples Drive
Framingham, MA 01702

  Re:
  Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by Staples, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Company's:

  1.
  common stock, $0.0006 par value per share (the "Common Stock");

  2.
  senior debt securities (the "Senior Debt Securities");

  3.
  subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); and

  4.
  guarantees of the Debt Securities ("Guarantees") by certain subsidiaries of the Company, all of the outstanding stock of which is owned, directly or indirectly, by the Company (collectively, the "Guarantor Subsidiaries");

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $500,000,000.

        The Senior Debt Securities and any Guarantees with respect thereto may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture; and the Subordinated Debt Securities and any Guarantees with respect thereto may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (collectively, the "Indentures").

        We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

        In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company and the Guarantor Subsidiaries contained in the Registration Statement are true and correct as to all factual matters stated therein.

BOSTON	LONDON*	MUNICH*	NEW YORK	OXFORD*	PRINCETON	RESTON	WALTHAM	WASHINGTON

Hale and Dorr LLP is a Massachusetts Limited Liability Partnership and includes Professional Corporations						* an independent joint venture law firm

        We have relied as to certain matters on information obtained from public officials, officers of the Company and each Guarantor Subsidiary, and other sources believed by us to be reliable and we have assumed that the Indentures will be duly authorized, executed and delivered by all parties thereto other than the Company and the Guarantor Subsidiaries, assumptions which we have not independently verified. We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of any party to an Indenture other than the Company and the Guarantor Subsidiaries. We have assumed that such agreements are the valid and binding obligations of each party thereto other than the Company and the Guarantor Subsidiaries, and enforceable against each such other party in accordance with their respective terms. For purposes of our opinion in paragraph 3 below, we have assumed that, with respect to any Guarantee issued by such Guarantor Subsidiary, that such Guarantee is necessary or convenient to the conduct, promotion or attainment of the business of the Company.

        We are opining herein solely with respect to the federal laws of the United States, the state laws of the Commonwealth of Massachusetts and the Delaware General Corporation Law. To the extent that the laws of any other jurisdiction govern any of the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumptions are reasonable or correct.

        Our opinions below are qualified to the extent that they may be subject or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any provision (a) to the effect that rights and remedies are not exclusive, that any right or remedy is cumulative and may be exercised in addition to any other right or remedy and does not preclude recourse to one or more other rights or remedies, (b) requiring the payment of penalties, consequential damages or liquidated damages, (c) relating to the effect of invalidity or unenforceability of any provision on the validity or enforceability of any other provision or (d) that indemnifies any person against damages arising from its own negligence or misconduct.

        Based upon and subject to the foregoing, we are of the opinion that:

        1.    With respect to the Common Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Votes"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Votes and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

        2.    With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act,

(iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Votes, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

        3.    With respect to the Guarantees, when (i) specifically authorized for issuance by each Guarantor Subsidiary's Board of Directors or other applicable governing body in the case of any Guarantor Subsidiary that is a limited liability company ("Guarantor Authorizing Votes"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Guarantees have been duly established in conformity with the applicable Indenture and assuming such terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon any Guarantor Subsidiary and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any Guarantor Subsidiary, and (iv) such Guarantees have been duly executed and authenticated in accordance with the applicable Indenture and issued as contemplated in the Registration Statement, such Guarantees will constitute valid and binding obligations of each applicable Guarantor Subsidiary, enforceable against such Guarantor Subsidiary in accordance with their respective terms.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Common Stock and Debt Securities (and the issuance of any Guarantees in connection therewith) while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ HALE AND DORR LLP HALE AND DORR LLP